UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 24, 2021

TEMPUR SEALY INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31922	33-1022198
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Tempur Way
Lexington, Kentucky  40511
(Address of principal executive offices) (Zip Code)

(800) 878-8889
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.01 par value	TPX	New York Stock Exchange

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement
On September 24, 2021, Tempur Sealy International, Inc. (the "Company") completed its issuance and sale of $800 million in aggregate principal amount of 3.875% senior unsecured notes due 2031 (the "Notes"). The Notes will be fully and unconditionally guaranteed, jointly and severally, on an unsecured, unsubordinated basis by existing and future domestic restricted subsidiaries that guarantee or are borrowers under the Company's senior secured credit facilities (the "Guarantors").
Indenture and Notes

The Notes were issued pursuant to an indenture, dated as of September 24, 2021 (the "Indenture"), among the Company, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee (the "Trustee"). The Notes will be the general unsecured senior obligations of the Company and are guaranteed on a senior unsecured basis by the Guarantors.

Interest and Maturity

The Notes will mature on October 15, 2031, and interest is payable on the Notes semi-annually in arrears on each April 15 and October 15, beginning on April 15, 2022.

Optional Redemption

The Company has the option to redeem all or a portion of the Notes at any time on or after October 15, 2026 at the redemption prices specified in the Notes plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date. In addition, the Company has the option at any time prior to October 15, 2026 to redeem some or all of the Notes at a "make-whole" redemption price specified in the Notes, plus accrued and unpaid interest, if any, to, but excluding the redemption date. In addition, the Company may redeem up to 40% of the Notes prior to October 15, 2024 under certain circumstances with the net cash proceeds from certain equity offerings at the redemption price specified in the Notes plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

Certain Covenants

The Indenture restricts the Company's ability and the ability of certain of its subsidiaries to, among other things: (i) incur, directly or indirectly, debt; (ii) make, directly or indirectly, certain investments and restricted payments; (iii) incur or suffer to exist, directly or indirectly, liens on their properties or assets; (iv) sell or otherwise dispose of, directly or indirectly, assets; (v) create or otherwise cause or suffer to exist any consensual restriction on the right of certain of the Company's subsidiaries to pay dividends or make any other distributions on or in respect of their capital stock; and (vi) enter into transactions with affiliates. These covenants are subject to a number of important exceptions and qualifications.

Events of Default

The Indenture provides that each of the following is an Event of Default: (i) default in payment of interest when due, which default continues for 30 days; (ii) default in the payment of the principal of, or premium, if any, when the same becomes due and payable at maturity, upon acceleration or redemption, required repurchase or otherwise; (iii) failure to comply with certain covenants relating to the merger or transfer of assets; (iv) failure to comply with any other covenant or agreement in the Notes or in the Indenture for 30 days after written notice; (v) default under any indebtedness of the Company or any Guarantor that results in the acceleration of the maturity of indebtedness of the Company or any Guarantor in an aggregate principal amount greater than $75 million; (vi) any judgment for the payment of money in an aggregate amount in excess of $75 million that shall be rendered against the Company or any restricted subsidiary and that shall not be waived, stayed, satisfied, annulled, discharged or rescinded for any period of 60 consecutive days after such judgment becomes final and non-appealable; (vii) certain events of bankruptcy or insolvency described in the Indenture with respect to the Company or any of its significant subsidiaries; and (viii) any Note guaranty ceases to be in full force and effect, other than in accordance with the terms of the Indenture, or a Guarantor denies or disaffirms its obligations under its Note guaranty. In case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the registered holders of at least 30% in aggregate principal amount of Notes then outstanding may declare the Notes to be due and payable immediately.

The form of the Notes is attached as an exhibit to the Indenture, which in turn is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference. The description of the Notes and the Indenture in this report is a summary only and is qualified in its entirety by the terms of the Indenture.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.
Item 8.01. Other Events.
On September 24, 2021, the Company issued a press release announcing that it had closed its previously announced offering of $800 million aggregate principal amount of Notes in a private offering to certain institutions that then resold the notes (i) to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933 (the "Securities Act"), and (ii) to certain non-U.S. persons in accordance with Regulation S under the Securities Act. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
4.1	Indenture, dated as of September 24, 2021, among Tempur Sealy International, Inc., the Guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee.
4.2	Form of 3.875% Senior Notes due 2031 (included in Exhibit 4.1).
99.1	Press Release dated September 24, 2021, titled "Tempur Sealy Announces Closing of $800 Million Senior Notes Offering."
104	Cover page interactive data file (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 24, 2021

Tempur Sealy International, Inc.

By:	/s/ Bhaskar Rao
Name:	Bhaskar Rao
Title:	Executive Vice President & Chief Financial Officer